Exhibit 2.1

AMENDMENT NO. 1

TO

CONTRIBUTION AND SALE AGREEMENT

Dated as of August 9, 2017

By and Among

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

a Maryland corporation

BLUEROCK RESIDENTIAL HOLDINGS, L.P.,

a Delaware limited partnership

BLUEROCK TRS HOLDINGS, LLC

a Delaware limited liability company

BRG MANAGER, LLC,

a Delaware limited liability company

Bluerock REIT Operator, LLC,

a Delaware limited liability company

BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

THE KACHADURIAN GROUP LLC,

an Illinois limited liability company

KONIG & ASSOCIATES, LLC

a New Jersey limited liability company

JENCO BUSINESS ADVISORS, INC.
a New York Corporation

JAMES G. BABB, III,

an individual

JORDAN B. RUDDY,

an individual

and

RYAN S. MACDONALD,

an individual

AMENDMENT NO. 1 TO CONTRIBUTION AND SALE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), dated as of August 9, 2017, to the Contribution and Sale Agreement (the “Contribution Agreement”), dated as of August 3, 2017, is made and entered into by and among Bluerock Real Estate, L.L.C., a Delaware limited liability company, Konig & Associates, LLC, a New Jersey limited liability company, Jenco Business Advisors, Inc., a New York corporation, The Kachadurian Group LLC, an Illinois limited liability company, James G. Babb, III, an individual, Jordan B. Ruddy, an individual, and Ryan S. MacDonald, an individual, BRG Manager, LLC, a Delaware limited liability company, Bluerock REIT Operator, LLC, a Delaware limited liability company, Bluerock Residential Growth REIT, Inc., a Maryland corporation, Bluerock Residential Holdings, L.P., a Delaware limited partnership, and Bluerock TRS Holdings, LLC, a Delaware limited liability company.

RECITALS

WHEREAS, the parties hereto have agreed to amend the Contribution Agreement to provide for various matters set forth herein;

WHEREAS, all of the independent members of the Board of Directors of the REIT have approved this Amendment pursuant to Section 7.02 of the Contribution Agreement; and

WHEREAS, the parties hereto have determined and agreed that the contents of this Amendment would not have a disproportionately adverse effect on any Contributor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

SECTION 1.          Defined Terms; References. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Contribution Agreement.

SECTION 2.         Amendment to Exhibit A of the Contribution Agreement. The definition of “Contribution Consideration” set forth on Exhibit A to the Contribution Agreement shall be replaced in its entirety with the following:

““Contribution Consideration” means (i) a number of OP Units equal to (A) the amount of the Total Consideration minus the Cash Consideration multiplied by (B) 0.98, divided by (C) the volume weighted average price per share of the REIT’s Class A Common Stock, $0.01 par value per share, as reported on the NYSE MKT, for the 20 trading days beginning on and including Monday, September 11, 2017 and ending on and including Friday, October 6, 2017 (the “VWAP”); and (ii) a number of shares of Class C Common Stock equal to (x) the amount of the Total Consideration minus the Cash Consideration multiplied by (y) 0.02, divided by (z) the VWAP; such that only one share of Class C Common Stock may be issued for every 49 OP Units.”

1

SECTION 3.          Further Assurances Regarding Conditions to Closing. Each of the Company and the Contributors hereby confirms and acknowledges that, as of the date of this Amendment, to its knowledge, there is no fact, event, effect, notice, development, change, circumstance or condition that has occurred and/or is continuing that would cause, or would reasonably be likely to cause, any of the closing conditions set forth in Article II of the Contribution Agreement not to be satisfied on or before the Outside Date.

SECTION 4.          References to the Contribution Agreement. After giving effect to this Amendment, each reference in the Contribution Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Contribution Agreement shall refer to the Contribution Agreement, as amended by this Amendment, and each reference in the Disclosure Schedules to “the Agreement” and “the Contribution and Sale Agreement” shall refer to the Contribution Agreement as amended by this Amendment.

SECTION 5.          Construction. Except as expressly provided in this Amendment, all references in the Contribution Agreement and the Disclosure Schedules to “the date hereof” and “the date of this Agreement” shall refer to August 3, 2017.

SECTION 6.          Other Miscellaneous Terms. The provisions of Article VII (General Provisions) of the Contribution Agreement shall apply mutatis mutandis to this Amendment, and to the Contribution Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

SECTION 7.          No Further Amendment. Except as amended hereby, the Contribution Agreement shall remain in full force and effect.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BLUEROCK RESIDENTIAL GROWTH REIT, INC., a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Chief Operating Officer

BLUEROCK RESIDENTIAL HOLDINGS, L.P., a Delaware partnership

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

BLUEROCK TRS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

BRG MANAGER, LLC, a Delaware limited liability company

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

BLUEROCK REIT OPERATOR, LLC, a Delaware limited liability company

By:	/s/ Micheal L. Konig
Name:	Michael L. Konig
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Contribution Agreement]

R. RAMIN KAMFAR
as Designated Contributor on behalf of all the Contributors

By:	/s/ R. Ramin Kamfar
Name:	R. Ramin Kamfar
Title:	Designated Contributor

[Signature Page to Amendment No. 1 to Contribution Agreement]